UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Airvana, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Additional Materials Filed Pursuant to Rule 14a-6
On March 30, 2010, Elmer Lai, Corporate Controller of Airvana, Inc. (“Airvana”), emailed to all Airvana employees the following information regarding treatment of equity in the proposed merger of a subsidiary of 72 Mobile Holdings, LLC, a Delaware limited liability company (“Parent”), with and into Airvana with Airvana surviving the merger as a wholly owned subsidiary of Parent.
To: Current Employees of Airvana, Inc.
These questions and answers are intended for your general information only. Airvana cannot provide you (and is not hereby providing you) with tax advice. You should seek the advice of your tax or financial consultant if you have specific questions regarding the tax consequences associated with your awards.
TREATMENT OF EQUITY IN MERGER
Q1: What will happen to my options in the merger?
Upon the completion of the merger, all outstanding and unexercised Airvana options, whether vested or unvested, will be fully vested, and cancelled, and a cash payment will be made equal to the number of options held multiplied by the excess of $7.65 over the exercise price of the option. For example, if you hold 100 options at a exercise price of $3.00 per share, a payment of 100 x ($7.65 - $3.00) = $465, less applicable tax withholdings (see Q8 below), would be made shortly after the closing of the merger.
Q2: Will I be allowed to exercise before the merger takes place?
Your ability to exercise your Airvana options will be restricted for several days immediately preceding the closing of the merger in order to allow for any pending exercises to complete their full processing cycle, and for share reconciliations to be performed and confirmed. In that regard, note that the stockholders meeting to consider the merger is scheduled to take place on Friday, April 9, 2010, so the last day to exercise stock options will be Monday April 5, 2010.
Note that we are currently in a company-wide blackout trading period. You may not purchase or sell any Airvana stock in the open market. However, cash exercises of your stock options are permitted.
Q3: What are my tax consequences if I exercise the option before the merger takes place?
If you hold incentive stock options (ISOs), you would save some taxes if you exercise in advance of the merger closing. The tax savings occur because gains from ISO exercises are not subject to social security and medicare taxes. In addition, we will not withhold federal and state income taxes on such gains but you are still responsible to pay those taxes.

If the option you are exercising is a nonqualified stock option (NQSO), you will have to pay withholding taxes for federal and state income tax, social security and medicare, in addition to the exercise price at the time of exercise.
In any case of exercise in advance of the merger (whether you exercise an ISO or a NQSO), the gain will be measured by the difference between the market price on the date of exercise and the exercise price.
Q4: How do I exercise before the merger takes place?
Please complete the stock option exercise form and return it along with a check made payable to Airvana, Inc. to Karen Woodfall prior to close of business on Monday, April 5, 2010. A copy of the option exercise form is attached for your reference. Please contact Karen directly should you have any questions at kwoodfall@airvana.com or 978-250-3067.
Q5: If I exercise prior to the completion of the merger, what happens to my shares of Airvana common stock?
If you exercise your Airvana options for shares of Airvana common stock prior to the completion of the merger, your stock certificate will be held in book form (a paper certificate will not be issued to you) at Computershare until the completion of the merger upon which you will receive $7.65 per share of your Airvana common stock. If the merger is not completed, you may request that a paper certificate be issued to you or deposited with a broker of your choice, or you may leave the shares in book form for safekeeping.
Q6: What happens upon the completion of the merger if I have not exercised?
Upon the completion of the merger, all of your Airvana options will be fully vested and a cash payment made (see Q1 above). It is anticipated that the cash payment will be a direct deposit made to the same account(s) as your semi-monthly salary, and this payment will be made approximately three days after the completion of the merger.
Q7: What happens upon the completion of the merger if I hold shares of common stock?
If you own shares of Airvana common stock, you will receive $7.65 for each share you own. It is anticipated that this payment will be in the form of a check, issued directly from Computershare. Note that if you currently hold any paper stock certificates, you will be required to return your stock certificates to Computershare and complete a Letter of Transmittal before they will release payment. Computershare will mail the necessary instructions and materials to all stockholders after the completion of the merger. If your shares are deposited with a broker, your broker will receive the payment and forward it to your account.
Q8: Will you withhold taxes from my payment?
We are required to withhold applicable taxes from your stock option payment if your option is cancelled for cash. (Please see the discussion above with respect to taxation in the U.S. if you exercise in advance of the merger closing.) For U.S. employees, this generally includes social security and medicare taxes in addition to state and federal taxes. All income and taxes will be reflected in your year end W-2 statement. For our non-U.S. employees, payment will be made in local currency and Airvana will withhold any applicable local taxes as necessary.

Generally, Computershare will not withhold taxes from your payment for shares of Airvana common stock that you own. However, foreign stockholders may be subject to withholding, unless a completed form W8-BEN is on file. Computershare will mail all necessary instructions and materials to all stockholders after the completion of the merger. Computershare will also issue a Form 1099 to stockholders at year end.
Note that you should consult with a tax professional regarding your personal liabilities and any estimated tax payments that you may be required to pay.
Forward-Looking Statements
Any statements in this filing about future expectations, plans and prospects for Airvana, including statements with respect to the consummation and timing of the merger, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Airvana’s control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; uncertainties as to how Airvana stockholders will vote their shares with respect to the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Airvana’s control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the SEC by Airvana, including factors discussed in the “Risk Factors” section of Airvana’s most recent Annual Report on Form 10-K filed with the SEC on March 11, 2010, and other documents Airvana periodically files with the SEC. In addition, the forward-looking statements included in this filing represent Airvana’s views as of the date of this filing. Airvana anticipates that subsequent events and developments will cause its views to change. However, while Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this filing.
Important Additional Information Concerning the Merger and Where to Find It
In connection with the proposed merger, Airvana has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Airvana through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Proxy Statement from Airvana by contacting Airvana Investor Relations at 978-250-3000.
Airvana and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Airvana’s participants, which may be different from those of Airvana’s stockholders generally in the solicitation, is set forth in Airvana’s Annual Report on Form 10-K for the year ended January 3, 2010 and the definitive proxy statement relating to the merger dated March 11, 2010, which are filed with the SEC. As of January 3, 2010, Airvana’s directors and executive officers beneficially owned approximately 34,371,402 shares, or 52 percent, of Airvana’s common stock. In addition, Airvana has entered into retention agreements with certain of its executive officers, which are described in the definitive proxy statement relating to the merger, and certain of the officers are entering into employment agreements, which will become effective as of the closing of the transaction. A more complete description of these agreements and the interests of the officers and directors is available in the definitive proxy statement relating to the merger.

AIRVANA, INC. EXERCISE AGREEMENT

Optionee Name:	Daytime Phone:

Home Address:
Option(s) Exercised:

				(1)	x	(2)	=	(3)
	Grant			Grant Price		Number of Shares		Total Exercise
Plan	Number	Grant Date	NQ or ISO?	Per Share		To be exercised		Option Price
				$				$
				$				$
				$				$
				$				$
				Total NQ Taxes Due:				$

				Total:				$

Payment and Issuance Instructions:
Attached is my check #  _____  in the amount of $_____  to pay for the exercise of my stock option(s) as listed above.
Issue the certificate in my name in electronic book form and hold at Computershare for safekeeping.
The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.
INSTRUCTIONS: Bring this completed exercise form and check, made payable to Airvana, Inc. to Karen Woodfall by Monday, April 5, 2010.

Optionee Signature	Date